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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-109012) and Forms S-8 (No. 333-54634, 333-93627 and 333-110756) of Metron Technology N.V. of our report dated August 11, 2004, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
August 11, 2004

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  Exhibit 23.1